                                                                    EXHIBIT 10.1


                    THIRD AMENDMENT TO AMENDED AND RESTATED
                          CREDIT AGREEMENT AND WAIVER


         THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND WAIVER made and entered into as of March 29, 2000, by and among HORIZON MEDICAL PRODUCTS, INC., a Georgia corporation (the "COMPANY"), the Lenders signatory to the Credit Agreement referred to below (the "LENDERS"), and BANC OF AMERICA COMMERCIAL FINANCE CORPORATION, formerly known as NationsCredit Commercial Corporation, as Agent for the Lenders (the "AGENT").

                               STATEMENT OF FACTS

         A. The Company, the Lenders and the Agent are parties to the Amended and Restated Credit Agreement, dated as of May 26, 1998, as amended by the First Amendment to Amended and Restated Credit Agreement dated as of November 11, 1998, and the Second Amendment to Amended and Restated Credit Agreement and Waiver dated as of March 31, 1999 (the "CREDIT AGREEMENT"; capitalized terms used in this Amendment and not otherwise defined herein have the meanings given in the Credit Agreement, as amended hereby), whereby the Lenders have agreed to make certain loans and other financial accommodations to the Company, subject to the terms and conditions contained in the Credit Agreement.

         B. The Company has requested that the Agent and the Lenders agree to modify certain terms of the Credit Agreement and that the Agent and the Lenders grant certain waivers relating to the Credit Agreement, and the Agent and the Lenders are willing to agree to such modifications and to grant certain waivers, subject to the terms and conditions of this Amendment.

                               STATEMENT OF TERMS

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


1. WAIVER OF CERTAIN DEFAULTS OR EVENTS OF DEFAULT. Subject to the terms and conditions of this Amendment, the Lenders hereby waive any Default or Event of Default arising solely by reason of the Company's failure, on or prior to March 31, 2000, to be in compliance with the covenants contained in the following Sections, as in effect prior to this Amendment:

         (i)      Section 6.15 (Total Debt Coverage Ratio);
         (ii)     Section 6.16 (Leverage);
         (iii)    Section 6.17 (Minimum EBITDA); and
         (iv)     Section 6.18 (Interest Coverage).

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

2. AMENDMENT TO CREDIT AGREEMENT. Subject to the terms and conditions of this Amendment, the Credit Agreement is hereby amended as follows:

         (a) The definition of "EBITDA" contained in Section 1.01 of the Credit Agreement is amended by inserting the following prior to the period at the end of such definition:

                  ; provided, however, that for the periods shown on Schedule 1 to the Third Amendment to Amended and Restated Credit Agreement and Waiver, dated as of March 29, 2000, EBITDA shall be deemed to be the amounts shown on such Schedule.

         (b)      The definition of "Index Rate Applicable Margin" contained in
Section 1.01 of the Credit Agreement is amended to read as follows:

                  "INDEX RATE APPLICABLE MARGIN" means:

                           (a) on or prior to December 31, 1999, (i) 4.00% per annum from and including April 1, 1999 to but excluding July 1, 1999 (the "Initial Adjustment Date"), and (ii) commencing on the Initial Adjustment Date and on the first Business Day of each calendar quarter thereafter, provided that the Company shall have timely delivered to the Agent the financial statements required to be delivered pursuant to
                  Section 5.01(a) for the second month in the preceding calendar quarter (each an "Adjustment Date"), the per annum interest rate margin shall be that set forth below opposite the Leverage Ratio determined from such financial statements:

                     LEVERAGE RATIO                         APPLICABLE MARGIN
                         > 3.50x                                  4.00%

                         < 3.50 but                               3.75%
                         -
                         > 3.25x
                         -
                         < 3.25x                                  3.50%

                  Notwithstanding the foregoing, so long as a Default shall have occurred and be continuing, the Index Rate Applicable Margin shall be the highest rate specified in the table above; and

                           (b) from and after January 1, 2000, 4.50% per annum, provided that for so long as (x) the Leverage Ratio is less than or equal to 4.00x, and (y) the aggregate outstanding amount of Loans made by and Letters of Credit issued by Banc of America Commercial Finance Corporation hereunder is less than $40,000,000, the Index Rate Applicable Margin shall be 4.00% per annum.

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

         (c)      The definition of "LIBOR Applicable Margin" contained in
Section 1.01 of the Credit Agreement is amended to read as follows:

                  "LIBOR APPLICABLE MARGIN" means:

                           (a) on or prior to December 31, 1999, (i) 4.00% per annum from and including April 1, 1999 to but excluding July 1, 1999 (the "Initial Adjustment Date"), and (ii) commencing on the Initial Adjustment Date and on the first Business Day of each calendar quarter thereafter, provided that the Company shall have timely delivered to the Agent the financial statements required to be delivered pursuant to
                  Section 5.01(a) for the second month of the preceding calendar quarter (each an "Adjustment Date"), the per annum interest rate margin shall be that set forth below opposite the Leverage Ratio determined from such financial statements:

            LEVERAGE RATIO                         APPLICABLE MARGIN
                > 3.50x                                  4.00%

                < 3.50 but                               3.75%
                -
                > 3.25x
                -
                < 3.25x                                  3.50%

                  Notwithstanding the foregoing, so long as a Default shall have occurred and be continuing, the LIBOR Applicable Margin shall be the highest rate specified in the table above; and

                           (b) from and after January 1, 2000, 4.50% per annum, provided that for so long as (x) the Leverage Ratio is less than or equal to 4.00x, and (y) the aggregate outstanding amount of Loans made by and Letters of Credit issued by Banc of America Commercial Finance Corporation hereunder is less than $40,000,000, the LIBOR Applicable Margin shall be 4.00% per annum.

         (d) Section 2.03(b)(i) of the Credit Agreement is amended to read as follows:

                  (b)(i) The Company shall be obligated to pay interest to the Lenders on the outstanding principal balance of each Revolving Credit Loan from the date such Revolving Credit
                  Loan is made until such Revolving Credit Loan is repaid in full. Except as provided in paragraph (d) below:

                           (X) interest on the principal balance of all Revolving Credit Loans outstanding from the Closing Date through April 1, 1999 shall

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

                  accrue at a floating rate per annum equal, at the Company's option, to one of: (i) the Index Rate plus three and one-quarter percentage points (3.25%), (ii) Adjusted LIBOR plus three and one-quarter percentage points (3.25%), or
                  (iii) the Prime Rate plus one-half of one percentage point (.50%);

                           (Y) interest on the principal balance of all Revolving Credit Loans outstanding on or after April 1, 1999 and on or before December 31, 1999 shall accrue at a floating rate per annum equal, at the Company's option, to one of: (i) the Index Rate plus the Index Rate Applicable Margin, or (ii) Adjusted LIBOR plus the LIBOR Applicable Margin, or (iii) the Prime Rate plus the Prime Rate Applicable Margin; and

                           (Z) interest on the principal balance of all Revolving Credit Loans outstanding on or after January 1, 2000 shall accrue at a floating rate per annum equal, at the Company's option, to one of: (i) the Index Rate plus the Index Rate Applicable Margin, or (ii) Adjusted LIBOR plus the LIBOR Applicable Margin.

         (e) Section 2.03(b)(ii) of the Credit Agreement is amended by inserting the phrase ", if such interest is due and payable on or prior to December 31, 1999," immediately prior to the phrase "the Prime Rate".

         (f) Section 6.15 is amended by inserting the following prior to the period at the end of such Section:

                  , except for the fiscal quarter ended December 31, 2000, for which the Company shall not permit such ratio to be less than
                  1.15 to 1.0.

         (g) Section 6.16 of the Credit Agreement is amended to read as follows:

                           SECTION 6.16. LEVERAGE. At no time shall the ratio
                  of (i) Consolidated Total Debt at such time to (ii) Adjusted EBITDA for the four consecutive fiscal quarters then most recently ended (considered as a single accounting period; provided that for the purposes of compliance on any date prior to the date that four complete fiscal quarters have elapsed since the Initial Closing Date, Adjusted EBITDA for the relevant period shall equal the sum of Adjusted EBITDA for each fiscal quarter completed since the Initial Closing Date, annualized), exceed 3.50 to 1.0; provided further that during the Fiscal Years ending December 31, 1999 and December 31, 2000, the ratio of (i) Consolidated Total Debt at such time to (ii) EBITDA for the four fiscal quarters then most recently ended shall not exceed the ratio set forth below for the periods occurring during such Fiscal Year:

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

                  Period                                                     Ratio
                  ------                                                     -----
                  January 1, 1999 through June 30, 1999                      4.00 : 1.00
                  July 1, 1999 through December 31, 1999                     3.75 : 1.00
                  January 1, 2000 through March 31, 2000                     4.40 : 1.00
                  April 1, 2000 through June 30, 2000                        4.10 : 1.00
                  July 1, 2000 through September 30, 2000                    3.75 : 1.00
                  October 1, 2000 through December 31, 2000                  3.50 : 1.00

         (h) Section 6.17 of the Credit Agreement is amended to read as follows:

                           SECTION 6.17. MINIMUM EBITDA. At no time during any
                  period specified below arising after the Closing Date, shall EBITDA for the four consecutive fiscal quarters then most recently ended (or, in the case of any fiscal quarter ending prior to the first anniversary of the Initial Closing Date, for the period commencing on the Initial Closing Date and ending on the last day of such fiscal quarter), considered as a single accounting period, be less than the corresponding amount set forth below:

                          Fiscal Quarter Ending                                   Amount
                          ---------------------                                   ------
                          3/31/98                                             $  5,500,000
                          6/30/98                                                7,000,000
                          9/30/98                                                8,000,000
                          12/31/98                                               9,000,000
                          3/31/99                                               13,000,000
                          6/30/99                                               13,000,000
                          9/30/99                                               13,000,000
                          12/31/99                                              15,500,000
                          3/31/00                                               11,000,000
                          6/30/00                                               11,000,000
                          9/30/00                                               12,000,000
                          12/31/00                                              13,000,000
                          All times thereafter                                  15,500,000

         (i) Section 6.18 is amended by inserting the following prior to the period at the end of such Section:

                  , except for any fiscal quarter in the Fiscal Year ended December 31, 2000, for which the Company shall not permit such ratio to be less than 2.0 to 1.0.

         (j) Section 6.19 of the Credit Agreement is amended to read as follows:

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

                  SECTION 6.19. DEBT TO CAPITALIZATION. The ratio of (i) Consolidated Total Debt to (ii) Consolidated Capitalization shall not exceed 60% at any time on or prior to March 31, 2000, and shall not exceed 45% at any thereafter.

         (k)      The following new Section 6.21 is added to the Credit
Agreement:

                  SECTION 6.21. CUMULATIVE CONSOLIDATED CASH FLOW. As of the last date of any fiscal quarter commencing with the fiscal quarter ended March 31, 2000, cash provided by (used in) operations of the Company and its Consolidated Subsidiaries for the four consecutive fiscal quarters then most recently ended (or in the case of any fiscal quarter ending on or prior to December 31, 2000, since January 1, 2000), as determined from the statements of cash flow delivered in accordance with Section 5.01(b) and (c), adding back any amounts (not to exceed $3,300,000 in the aggregate) deducted in determining cash provided by (used in) operations with respect to the purchase from Cryolife, Inc. of the assets and inventory associated with the plant of Cryolife, Inc. located in Clearwater, Florida, shall be greater than 0.

3. FEES. On the earlier of (i) May 31, 2000, or (ii) the closing of an equity investment by Banc One Equity Capital, the Company shall pay to the Agent an amendment fee equal to $149,920.88. The Agent acknowledges that such amount has been received by it and shall be applied against the amendment fee.

4. PAYMENT OF INTEREST. Notwithstanding Section 2.03(a) of the Credit Agreement, amounts of interest on the Revolving Credit Loans owed by the Company to the Lenders which are attributable to the amendments to the definitions of Index Rate Applicable Margin and LIBOR Applicable Margin contained in this Amendment shall be due and payable on April 1, 2000.

5. DEFAULT RATE. The Agent and the Lenders agree that the Default Rate shall not be deemed to have been imposed with respect to the Defaults or Events of Default expressly waived pursuant to Section 1.

6. NO OTHER WAIVERS OR AMENDMENTS. Except for the waivers and amendments expressly set forth in Section 1 and Section 2 above, respectively, the Credit Agreement shall remain unchanged and in full force and effect. The waivers contained in Section 1 relate solely to the Defaults or Events of Default described therein and nothing in this Amendment is intended or shall be construed to be a waiver by the Lenders of any other Default or Event of Default, including without limitation any future failure by the Company to comply with the aforesaid financial covenants, as amended by this Amendment. Nothing in this Amendment is intended or shall be construed to constitute a novation or an accord and satisfaction of any of the Company's Obligations under or in connection with the Credit Agreement or to modify, affect or impair the

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perfection or continuity of Agent's security interests in, security titles to or other liens on any Collateral for the Obligations.

7. REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Agent and the Lenders that (a) this Amendment has been duly authorized, executed and delivered by the Company, (b) no Default or Event of Default has occurred and is continuing as of this date, other than the Defaults or Events of Default waived in this Amendment, and (c) except to the extent disclosed to the Agent in writing on or prior to the date hereof, all of the representations and warranties made by the Company in the Credit Agreement and the other Financing Documents are true and correct in all material respects on and as of the date of this Amendment (except to the extent that any such representations or warranties expressly referred to a specific prior date). Any breach by the Company of its representations and warranties contained in this
Section 6 shall be an Event of Default for all purposes of the Credit Agreement (as amended hereby).

8. RATIFICATION. The Company hereby ratifies and reaffirms each and every term, covenant and condition set forth in the Credit Agreement and all other documents delivered by the Company (as amended hereby) in connection therewith (including without limitation the other Financing Documents to which the Company is a party), effective as of the date hereof.

9. ESTOPPEL. To induce the Agent and the Lenders to enter into this Amendment, the Company hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense or counterclaim in favor of the Company as against the Agent or any Lender with respect to the obligations of the Company to any of such parties under the Credit Agreement or the other Financing Documents, either with or without giving effect to this Amendment.

10. STRICT COMPLIANCE NOTICE. The Agent hereby notifies the Company that the Agent and the Lenders intend to rely upon the strict terms and conditions of the Credit Agreement and the other Financing Documents, and the Agent and the Lenders expect that the Company will strictly comply with the terms and conditions thereof from and after this date. Nothing contained in this Amendment shall constitute a waiver by the Agent or the Lender of any Default or Event of Default now existing or hereafter arising under the Credit Agreement or any other Financing Document.

11. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective upon the date hereof, subject to the satisfaction of the following conditions:

                  (a) the receipt by the Agent of this Amendment, duly executed, completed and delivered by the Agent, the Lenders and the Company; and

                  (b) the receipt by the Agent of the fees and expenses due to its counsel from the Company, which amount equals $2102.50;

                  (c) the receipt by the Agent of such other documents, certificates, lien searches, instruments and opinions of counsel as the Agent may reasonably request.

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

12. REIMBURSEMENT OF EXPENSES. The Company hereby agrees that it shall reimburse the Agent and the Lenders on demand for all costs and expenses (including without limitation attorney's fees) incurred by such parties in connection with the negotiation, documentation and consummation of this Amendment and the other documents executed in connection herewith and therewith and the transactions contemplated hereby and thereby.

13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA FOR CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SAID STATE.

14. SEVERABILITY OF PROVISIONS. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, the Company hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

15. COUNTERPARTS. This Amendment may be executed in any number of counterparts, all of which shall be deemed to constitute but one original and shall be binding upon all parties, their successors and permitted assigns.

16. ENTIRE AGREEMENT. The Credit Agreement as amended by this Amendment embodies the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter hereof.

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

         IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective officers thereunto duly authorized, as of the date first above written.


                                HORIZON MEDICAL PRODUCTS, INC.


                                By:
                                   ----------------------------------
                                   Name:
                                        -----------------------------
                                   Title:
                                         ----------------------------


                                LENDER AND AGENT:

                                BANC OF AMERICA COMMERCIAL
                                FINANCE CORPORATION


                                By:
                                   ----------------------------------
                                   Ronald S. Cohn
                                   Duly Authorized Signatory

                                 ACKNOWLEDGMENT

         The undersigned Credit Parties hereby acknowledge and consent to, and agree to the terms of, the foregoing Third Amendment to Amended and Restated Credit Agreement and Waiver, and ratify and confirm their respective obligations under the Financing Documents, as of the date of such Amendment.


                                HORIZON ACQUISITION CORP.

                                By:
                                   ----------------------------------
                                   Name:
                                        -----------------------------
                                   Title:
                                         ----------------------------


                                STRATO/INFUSAID, INC.


                                By:
                                   ----------------------------------
                                   Name:
                                        -----------------------------
                                   Title:
                                         ----------------------------



                                STEPIC CORPORATION


                                By:
                                   ----------------------------------
                                     Name:
                                          ---------------------------
                                     Title:
                                           --------------------------

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

                                   SCHEDULE 1

                                     EBITDA

    Fiscal Quarter Ending:                               Amount:
    ---------------------                                ------
    March 31, 1999                                     $3,394,000
    June 30, 1999                                       3,464,000
    September 30, 1999                                  2,947,000
    December 31, 1999                                   2,871,000

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